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As filed with the Securities and Exchange Commission on July 28, 1999.

                                                      Registration No. 333-62391
                                                      ==========================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                                  CMGI, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                                           04-2921333
(State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                    Identification Number)

      100 BRICKSTONE SQUARE, ANDOVER, MASSACHUSETTS 01810 (978) 684-3600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ----------------------

                           WILLIAM WILLIAMS II, ESQ.
                       Vice President and General Counsel
                                   CMGI, Inc.
                             100 Brickstone Square
                          Andover, Massachusetts 01810
                                 (813) 228-4111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:

                             MARC RUBENSTEIN, ESQ.
                               Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0100

                            ----------------------


     The Registration Statement on Form S-3 (Registration No. 333-62391) registered 192,360 shares (as adjusted for the 2-for-1 stock splits on January 11, 1999 and May 27, 1999, the "Stock Splits") (the "Shares") of Common Stock, $.01 par value per share, of CMGI, Inc. held by certain stockholders (the "Selling Stockholders") named in the Registration Statement. Of the 192,360 Shares, the Selling Stockholders or their donees have sold 36,028 shares (as adjusted for the Stock Splits); the remaining 156,332 Shares are now eligible for sale pursuant to Rule 144. Accordingly, the offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated. This Post-Effective Amendment No. 1 is filed to deregister the 156,332 unsold Shares.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, State of Massachusetts, on July 28, 1999.

                                   CMGI, INC.


                                   By:  /s/ William Williams II
                                      -------------------------
                                      William Williams II
                                      Vice President and General Counsel